September 2018

Pricing Supplement filed pursuant to Rule 424(b)(2) dated September 28, 2018 /

Registration Statement No. 333-219206

STRUCTURED INVESTMENTS — Opportunities in International Equities GS Finance Corp.

$3,704,000 Contingent Income Callable Securities Based on the Value of the EURO STOXX 50® Index due October 2, 2025

Principal at Risk Securities

The securities are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your securities is based on the performance of the EURO STOXX 50® Index.

We may redeem your securities at our discretion at 100% of their principal amount plus any coupon then due on any coupon payment date on or after April 2, 2019 up to the coupon payment date on July 3, 2025.

Unless previously redeemed, on each coupon observation date (i) if the index closing value is less than the coupon threshold level (2,549.40, which represents 75.00% of the initial index value of 3,399.20), you will not receive a payment on the applicable coupon payment date and (ii) if the index closing value is greater than or equal to the coupon threshold level, you will receive on the applicable coupon payment date a payment of $17.50 for each $1,000 principal amount of your securities.

At maturity, if not previously redeemed, (i) if the final index value on the valuation date is greater than or equal to the coupon threshold level you will receive the principal amount of your securities plus the coupon then due, (ii) if the final index value is less than the coupon threshold level but greater than or equal to the downside threshold level (2,039.52, which represents 60.00% of the initial index value), you will not receive a coupon payment but you will receive the principal amount of your securities and (iii) if the final index value is less than the downside threshold level, you will not receive a coupon payment and the payment at maturity will be based on the index performance factor (the quotient of the final index value divided by the initial index value). Investors will not participate in any appreciation of the underlying index.

At maturity, for each $1,000 principal amount of your securities you will receive an amount in cash equal to:

•                  if the final index value is greater than or equal to the coupon threshold level, $1,017.50 ($1,000 plus the final coupon) (you will not participate in any appreciation of the underlying index);

•                  if the final index value is less than the coupon threshold level but greater than or equal to the downside threshold level, $1,000 (you will not receive a coupon); or

•                  if the final index value is less than the downside threshold level, the product of (i) $1,000 times (ii) the index performance factor (you will receive significantly less than the principal amount of your securities).

The securities are for investors who seek to earn a coupon at an above current market rate in exchange for the risk of receiving few or no quarterly coupons and losing a significant portion of the principal amount of their securities.

The estimated value of your securities at the time the terms of your securities are set on the pricing date is equal to approximately $947 per $1,000 principal amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC would initially buy or sell your securities, if it makes a market in the securities, see the following page. Your investment in the securities involves risks, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-13. You should read the disclosure herein to better understand the terms and risks of your investment.

Original issue date:	October 3, 2018	Original issue price:	100.00% of the principal amount
Underwriting discount:	3.875% ($143,530 in total)*	Net proceeds to the issuer:	96.125% ($3,560,470 in total)

*Morgan Stanley Wealth Management, acting as dealer for the offering, will receive a selling concession of $35.00 for each security it sells. It has informed us that it intends to internally allocate $5.00 of the selling concession for each security as a structuring fee. Goldman Sachs & Co. LLC will receive an underwriting discount of $3.75 for each security.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

Pricing Supplement No. 4,175 dated September 28, 2018

The issue price, underwriting discount and net proceeds listed above relate to the securities we sell initially. We may decide to sell additional securities after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in the securities will depend in part on the issue price you pay for such securities.

GS Finance Corp. may use this prospectus in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Securities

The estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $947 per $1,000 principal amount, which is less than the original issue price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your securities at the time of pricing, plus an additional amount (initially equal to $53 per $1,000 principal amount).

Prior to March 28, 2019, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your securities (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through March 27, 2019). On and after March 28, 2019, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market) will equal approximately the then-current estimated value of your securities determined by reference to such pricing models.

About Your Prospectus

The securities are notes that are part of the Medium-Term Notes, Series E program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

•                  General terms supplement no. 1,735 dated July 10, 2017

•                  Prospectus supplement dated July 10, 2017

•                  Prospectus dated July 10, 2017

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your securities.

September 2018

September 2018

Pricing Supplement filed pursuant to Rule 424(b)(2) dated September 28, 2018 /

Registration Statement No. 333-219206

STRUCTURED INVESTMENTS — Opportunities in International Equities GS Finance Corp.

$3,704,000 Contingent Income Callable Securities Based on the Value of the EURO STOXX 50® Index due October 2, 2025

Principal at Risk Securities

The securities are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your securities is based on the performance of the EURO STOXX 50® Index.

We may redeem your securities at our discretion at 100% of their principal amount plus any coupon then due on any coupon payment date on or after April 2, 2019 up to the coupon payment date on July 3, 2025.

Unless previously redeemed, on each coupon observation date (i) if the index closing value is less than the coupon threshold level (2,549.40, which represents 75.00% of the initial index value of 3,399.20), you will not receive a payment on the applicable coupon payment date and (ii) if the index closing value is greater than or equal to the coupon threshold level, you will receive on the applicable coupon payment date a payment of $17.50 for each $1,000 principal amount of your securities.

At maturity, if not previously redeemed, (i) if the final index value on the valuation date is greater than or equal to the coupon threshold level you will receive the principal amount of your securities plus the coupon then due, (ii) if the final index value is less than the coupon threshold level but greater than or equal to the downside threshold level (2,039.52, which represents 60.00% of the initial index value), you will not receive a coupon payment but you will receive the principal amount of your securities and (iii) if the final index value is less than the downside threshold level, you will not receive a coupon payment and the payment at maturity will be based on the index performance factor (the quotient of the final index value divided by the initial index value). Investors will not participate in any appreciation of the underlying index.

At maturity, for each $1,000 principal amount of your securities you will receive an amount in cash equal to:

•                  if the final index value is greater than or equal to the coupon threshold level, $1,017.50 ($1,000 plus the final coupon) (you will not participate in any appreciation of the underlying index);

•                  if the final index value is less than the coupon threshold level but greater than or equal to the downside threshold level, $1,000 (you will not receive a coupon); or

•                  if the final index value is less than the downside threshold level, the product of (i) $1,000 times (ii) the index performance factor (you will receive significantly less than the principal amount of your securities).

The securities are for investors who seek to earn a coupon at an above current market rate in exchange for the risk of receiving few or no quarterly coupons and losing a significant portion of the principal amount of their securities.

FINAL TERMS
Issuer / Guarantor:	GS Finance Corp. / The Goldman Sachs Group, Inc.
Underlying index:	EURO STOXX 50® Index (Bloomberg Symbol “SX5E Index”)
Aggregate principal amount:	$3,704,000
Pricing date:	September 28, 2018
Original issue date:	October 3, 2018
Coupon observation dates:	as set forth under “Coupon observation dates” below
Coupon payment dates:	as set forth under “Coupon payment dates” below
Valuation date:	the last coupon observation date, September 29, 2025, subject to postponement
Stated maturity date:	October 2, 2025, subject to postponement
Estimated value:	approximately $947.
Early redemption right:

we have the right to redeem your securities at our discretion, in whole but not in part, at a price equal to 100% of the principal amount plus any coupon then due, on each coupon payment date commencing with the coupon payment date occurring on April 2, 2019 and ending with the coupon payment date occurring on July 3, 2025, subject to at least three business days’ prior notice; no payments will be made after they have been redeemed.

Payment at maturity:

if the final index value is greater than or equal to the coupon threshold level, $1,000 plus the final coupon;

if the final index value is less than the coupon threshold level but greater than or equal to the downside threshold level, $1,000; or

if the final index value is less than the downside threshold level, $1,000 × the index performance factor

This amount will be less than the stated principal amount of $1,000, will represent a loss of more than 40.00% and could be zero.

Initial index value:	3,399.20, which is equal to the index closing value on the pricing date
Final index value:	the index closing value on the valuation date
Coupon threshold level:	2,549.40, which represents 75.00% of the initial index value
Downside threshold level:	2,039.52, which represents 60.00% of the initial index value

September 2018

Contingent quarterly coupon:

•              if the index closing value on the applicable coupon observation date is greater than or equal to the coupon threshold level, $17.50 per security; or

•              if the index closing value on the applicable coupon observation date is less than the coupon threshold level, $0.00

Index performance factor:	the final index value / the initial index value
CUSIP / ISIN:	40055QWF5 / US40055QWF52
Stated principal amount/Original issue price:	$1,000 per security / 100% of the principal amount
Listing:	the securities will not be listed on any securities exchange
Underwriter:	Goldman Sachs & Co. LLC

Coupon observation dates*	Coupon payment dates**
December 28, 2018	January 3, 2019
March 28, 2019	April 2, 2019
June 28, 2019	July 3, 2019
September 30, 2019	October 3, 2019
December 30, 2019	January 3, 2020
March 30, 2020	April 2, 2020
June 29, 2020	July 2, 2020
September 28, 2020	October 1, 2020
December 28, 2020	December 31, 2020
March 29, 2021	April 1, 2021
June 28, 2021	July 1, 2021
September 28, 2021	October 1, 2021
December 28, 2021	December 31, 2021
March 28, 2022	March 31, 2022
June 28, 2022	July 1, 2022
September 28, 2022	October 3, 2022
December 28, 2022	January 3, 2023
March 28, 2023	March 31, 2023
June 28, 2023	July 3, 2023
September 28, 2023	October 3, 2023
December 28, 2023	January 3, 2024
March 28, 2024	April 4, 2024
June 28, 2024	July 3, 2024
September 30, 2024	October 3, 2024
December 30, 2024	January 3, 2025
March 28, 2025	April 2, 2025
June 30, 2025	July 3, 2025
September 29, 2025 (valuation date)	October 2, 2025 (stated maturity date)

*Subject to postponement as described under “Additional Information About the Securities — Additional Provisions — Postponement of coupon observation dates” on page PS-24 of this pricing supplement

**Subject to postponement as described under “Additional Information About the Securities — Additional Provisions — Postponement of coupon payment dates” on page PS-24 of this pricing supplement

September 2018

GS Finance Corp Contingent Income Callable Securities Based on the Value of the EURO STOXX 50® Index due October 2, 2025 Principal at Risk Securities

We refer to the securities we are offering by this pricing supplement as the “offered securities” or the “securities”. Each of the securities has the terms described under “Final Terms” and “Additional Provisions” in this pricing supplement. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated July 10, 2017, references to the “accompanying prospectus supplement” mean the accompanying prospectus supplement, dated July 10, 2017 for Medium-Term Notes, Series E and references to the “accompanying general terms supplement no. 1,735” mean the accompanying general terms supplement no. 1,735, dated July 10, 2017, in each case of GS Finance Corp. and The Goldman Sachs Group, Inc. The securities will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

Investment Summary

The Contingent Income Callable Securities Based on the Value of the EURO STOXX 50® Index due October 2, 2025 (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value is at or above 75.00% of the initial index value, which we refer to as the coupon threshold level, on the related coupon observation date. If the index closing value is less than the coupon threshold level on any coupon observation date, we will not pay any coupon for the related quarterly period. If the securities are redeemed early, no more contingent quarterly coupon payments will be made. It is possible that the index closing value could remain below the coupon threshold level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons during the term of the securities. We refer to these coupons as contingent because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if the underlying index was to be at or above the coupon threshold level on some quarterly coupon observation dates, the underlying index may fluctuate below the coupon threshold level on others. In addition, if the securities have not been redeemed by us prior to maturity and the final index value is less than 60.00% of the initial index value, which we refer to as the downside threshold level, investors will be fully exposed to the decline in the underlying index on a 1-to-1 basis, and will receive a payment at maturity that is less than 60.00% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the entire term of the securities. In addition, investors will not participate in any appreciation of the underlying index.

Maturity:	Approximately 7 years (unless redeemed early)

Contingent quarterly coupon:

•                  If the index closing value on the applicable coupon observation date is greater than or equal to the coupon threshold level, $17.50; or

•                  If the index closing value on the applicable coupon observation date is less than the coupon threshold level, $0.00

Early redemption right:

We have the right to redeem your securities at our discretion, in whole but not in part, at a price equal to 100% of the principal amount plus any coupon then due, on each coupon payment date commencing with the coupon payment date occurring on April 2, 2019 and ending with the coupon payment date occurring on July 3, 2025, subject to at least three business days’ prior notice

September 2018

GS Finance Corp Contingent Income Callable Securities Based on the Value of the EURO STOXX 50® Index due October 2, 2025 Principal at Risk Securities

Payment at maturity:

•                  If the final index value is greater than or equal to the coupon threshold level, $1,000 plus the final coupon;

•                  If the final index value is less than the coupon threshold level but greater than or equal to the downside threshold level, $1,000; or

•                  If the final index value is  less than the downside threshold level, $1,000 × the index performance factor

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value is at or above the coupon threshold level on the related coupon observation date. The securities have been designed for investors who are willing to accept the risk of receiving few or no coupon payments for the entire term of the securities and losing all or a significant portion of the principal of their securities in exchange for an opportunity to earn a coupon at an above current market rate if the underlying index closes at or above the coupon threshold level on each quarterly coupon observation date until the securities are redeemed by us or reach maturity. The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not been redeemed by us) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed by us, the contingent coupon may be payable in none of, or some but not all of, the quarterly periods during the term of the securities and the payment at maturity may be less than 60.00% of the stated principal amount of the securities and may be zero.

Scenario 1: the securities are redeemed prior to maturity

This scenario assumes that we redeemed your securities, in whole but not in part, at a price equal to 100% of the principal amount plus any coupon then due, on any coupon payment date on or after April 2, 2019 but prior to maturity. If the securities are redeemed by us, no more contingent quarterly coupon payments will be made.

Scenario 2: the securities are not redeemed prior to maturity and investors receive principal back (and possibly a final coupon) at maturity

This scenario assumes that the securities are not redeemed by us and that the underlying index closes at or above the coupon threshold level on some quarterly coupon observation dates, but closes below the coupon threshold level on the others. Consequently, investors receive the contingent quarterly coupon for the quarterly periods for which the index closing value is at or above the coupon threshold level on the related coupon observation date, but not for the quarterly periods for which the index closing value is below the coupon threshold level on the related coupon observation date. On the valuation date, the underlying index closes at or above the downside threshold level. At maturity, investors will receive the stated principal amount. If the underlying index also closes at or above the coupon threshold level, investors will also receive the contingent quarterly coupon with respect to the final coupon observation date.

September 2018

GS Finance Corp Contingent Income Callable Securities Based on the Value of the EURO STOXX 50® Index due October 2, 2025 Principal at Risk Securities

Scenario 3: the securities are not redeemed prior to maturity and investors suffer a substantial loss of principal at maturity

This scenario assumes that the securities are not redeemed by us and that the underlying index closes at or above the coupon threshold level on some quarterly coupon observation dates, but closes below the coupon threshold level on the others. Consequently, investors receive the contingent quarterly coupon for the quarterly periods for which the index closing value is at or above the coupon threshold level on the related coupon observation date, but not for the quarterly periods for which the index closing value is below the coupon threshold level on the related coupon observation date. On the valuation date, the underlying index closes below the downside threshold level. At maturity, investors will receive an amount equal to the product of the stated principal amount times the index performance factor. Under these circumstances, the payment at maturity will be less than 60.00% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario.

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the index closing value on each quarterly coupon observation date and (2) the final index value. Please see “Hypothetical Examples” below for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons

September 2018

GS Finance Corp Contingent Income Callable Securities Based on the Value of the EURO STOXX 50® Index due October 2, 2025 Principal at Risk Securities

Diagram #2: Payment at Maturity if the Securities are Not Redeemed

Hypothetical Examples

The below examples are based on the following terms:

Stated principal amount:	$1,000 per security
Contingent quarterly coupon:	$17.50 per security
Initial index value:	3,399.20
Coupon threshold level:	2,549.40 (75.00% of the initial index value)
Downside threshold level:	2,039.52 (60.00% of the initial index value)

How to determine whether a contingent quarterly coupon is payable with respect to a coupon observation date (if the securities previously have not been redeemed):

Hypothetical Coupon Observation Date	Underlying Index Closing Value	Contingent Quarterly Coupon (per security)
#1	2,900.00 (at or above the coupon threshold level)	$17.50
#2	1,900.00 (below the coupon threshold level)	$0.00
#3	2,500.00 (below the coupon threshold level)	$0.00
#4 - #28	2,400.00 (below the coupon threshold level)	$0.00

September 2018

GS Finance Corp Contingent Income Callable Securities Based on the Value of the EURO STOXX 50® Index due October 2, 2025 Principal at Risk Securities

On hypothetical coupon observation date #1, the underlying index closes below the initial index value but at or above the coupon threshold level. Therefore, a contingent quarterly coupon is paid on the relevant coupon payment date.

On each of the hypothetical observation dates #2 through #28, the underlying index closes below the coupon threshold level. Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

You will not receive a contingent quarterly coupon on any coupon payment date if the index closing value is below the coupon threshold level on the related coupon observation date.

How to calculate the payment at maturity (if the securities previously have not been redeemed):

Example	Underlying Index Closing Value (Final Index Value)	Payment at Maturity (per security)
#1	2,800.00 (at or above the downside threshold level and the coupon threshold level)	$1,017.50 (the stated principal amount + the contingent quarterly coupon with respect to the final coupon observation date)
#2	2,300.00 (below the coupon threshold level but at or above the downside threshold level)	$1,000 (the stated principal amount)
#3	849.80 (below the downside threshold level)	$1,000 × (849.80 / 3,399.20) = $250.00

In example #1, the final index value is at or above the downside threshold level and the coupon threshold level. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent quarterly coupon with respect to the final coupon observation date. Investors will not participate in any appreciation of the underlying index.

In example #2, the final index value is below the coupon threshold level but at or above the downside threshold level. Therefore, investors receive at maturity the stated principal amount of the securities but do not receive the contingent quarterly coupon with respect to the final coupon observation date.

In example #3, the final index value is below the downside threshold level. Therefore, investors are exposed to the downside performance of the underlying index at maturity and receive at maturity an amount equal to the stated principal amount times the index performance factor.

If the final index value is below the downside threshold level, you will be exposed to the downside performance of the underlying index at maturity, and your payment at maturity will be less than $600.00 per security and could be zero.

Additional Hypothetical Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate the impact that various hypothetical index closing values on the valuation date could have on the payment at maturity assuming all other variables remain constant.

The examples below are based on a range of index closing values that are entirely hypothetical; no one can

September 2018

GS Finance Corp Contingent Income Callable Securities Based on the Value of the EURO STOXX 50® Index due October 2, 2025 Principal at Risk Securities

predict what the index closing value will be on any day throughout the life of your securities, or what the final index value will be on the valuation date. The underlying index has been highly volatile in the past — meaning that the index closing value has changed considerably in relatively short periods — and its performance cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered securities assuming that they are purchased on the original issue date at the stated principal amount and held to the stated maturity date. If you sell your securities in a secondary market prior to the stated maturity date, your return will depend upon the market value of your securities at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underlying index and the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Stated principal amount	$1,000
Coupon threshold level	75.00% of the initial index value
Downside threshold level	60.00% of the initial index value

The securities have not been redeemed

Neither a market disruption event nor a non-index business day occurs on any originally scheduled coupon observation date or the originally scheduled valuation date

No change in or affecting any of the underlying index stocks or the method by which the underlying index publisher calculates the underlying index
Securities purchased on original issue date at the stated principal amount and held to the stated maturity date

For these reasons, the actual performance of the underlying index over the life of your securities and the actual index closing value on any coupon observation date, may bear little relation to the hypothetical examples shown below or to the historical index closing values shown elsewhere in this pricing supplement. For information about the historical values of the underlying index during recent periods, see “The Underlying Index — Historical Index Closing Values” below. Before investing in the offered securities, you should consult publicly available information to determine the values of the underlying index between the date of this pricing supplement and the date of your purchase of the offered securities.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your securities, tax liabilities could affect the after-tax rate of return on your securities to a comparatively greater extent than the after-tax return on the underlying index stocks.

If the securities are not redeemed, the amount we would deliver for each $1,000 principal amount of your securities on the stated maturity date will depend on the performance of the underlying index on the valuation date, as shown in the table below. The table below assumes that the securities have not been redeemed and reflects hypothetical amounts that you could receive on the stated maturity date. The values in the left column of the table below represent hypothetical final index values and are expressed as percentages of the initial index value. The amounts in the right column represent the hypothetical payments at maturity, based on the corresponding hypothetical final index value, and are expressed as percentages of the stated principal amount of a security (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding stated principal amount of the offered securities on the stated maturity date would equal 100.000% of the stated principal amount of a security, based on the corresponding hypothetical final index value and the assumptions noted above.

September 2018

GS Finance Corp Contingent Income Callable Securities Based on the Value of the EURO STOXX 50® Index due October 2, 2025 Principal at Risk Securities

The Securities Have Not Been Redeemed

Hypothetical Final Index Value (as Percentage of Initial Index Value)	Hypothetical Payment at Maturity if the Securities Have Not Been Redeemed (as Percentage of Stated Principal Amount)
150.000%	100.000%*
125.000%	100.000%*
110.000%	100.000%*
105.000%	100.000%*
103.000%	100.000%*
101.000%	100.000%*
100.000%	100.000%*
90.000%	100.000%*
80.000%	100.000%*
75.000%	100.000%*
70.000%	100.000%
60.000%	100.000%
59.999%	59.999%
30.000%	30.000%
25.000%	25.000%
0.000%	0.000%
*Does not include the final coupon

If, for example, the securities have not been redeemed and the final index value were determined to be 25.000% of the initial index value, the payment at maturity that we would deliver on your securities would be 25.000% of the stated principal amount of your securities, as shown in the table above. As a result, if you purchased your securities on the original issue date at the stated principal amount and held them to the stated maturity date, you would lose 75.000% of your investment (if you purchased your securities at a premium to stated principal amount you would lose a correspondingly higher percentage of your investment). If the final index value were determined to be zero, you would lose your entire investment in the securities. In addition, if the final index value were determined to be 150.000% of the initial index value, the payment at maturity (excluding the final coupon) that we would deliver on your securities would be limited to 100.000% of each $1,000 principal amount of your securities, as shown in the table above. As a result, if you held your securities to the stated maturity date, you would not benefit from any increase in the final index value over the initial index value.

The payments on a coupon payment date or at maturity shown above are entirely hypothetical; they are based on market prices for the underlying index stocks that may not be achieved on the valuation date and on assumptions that may prove to be erroneous. The actual market value of your securities on the stated maturity date or at any other time, including any time you may wish to sell your securities, may bear little relation to the hypothetical payments at maturity shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered securities. The hypothetical payments on securities held to the stated maturity date in the examples above assume you purchased your securities at their stated principal amount and have not been adjusted to reflect the actual issue price you pay for your securities. The return on your investment (whether positive or negative) in your securities will be affected by the amount you pay for your securities. If you purchase your securities for a price other than the stated principal amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Risk Factors — The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” below.

Payments on the securities are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the securities are economically equivalent to a combination of an interest-bearing bond bought by the holder and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the securities or the U.S. federal income tax treatment of the securities, as described elsewhere in this pricing supplement.

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We cannot predict the actual index closing values of the underlying index on any day, the final index value or what the market value of your securities will be on any particular index business day, nor can we predict the relationship between the index closing value and the market value of your securities at any time prior to the stated maturity date. The actual coupon payment, if any, that a holder of the securities will receive on each coupon payment date, the actual amount that a holder will receive at maturity, if any, and the rate of return on the offered securities will depend on whether or not the securities are redeemed and on the actual index closing value on the coupon observation dates and the actual final index values determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical examples are based may turn out to be inaccurate. Consequently, the coupon to be paid in respect of your securities, if any, and the cash amount to be paid in respect of your securities on the stated maturity date, if any, may be very different from the information reflected in the examples above.

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Risk Factors

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement no. 1,735. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus, the accompanying prospectus supplement and the accompanying general terms supplement no. 1,735. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the underlying index stocks, i.e., the stocks comprising the underlying index to which your securities are linked. You should carefully consider whether the offered securities are suited to your particular circumstances.

You May Lose Your Entire Investment in the Securities

You can lose your entire investment in the securities. Subject to our redemption right, the cash payment on your securities, if any, on the stated maturity date will be based on the performance of the EURO STOXX 50® Index as measured from the initial index value to the index closing value on the valuation date. If the final index value is less than the downside threshold level, you will lose 1.00% of the stated principal amount of your securities for every 1.00% decline in the index value over the term of the securities. Thus, you may lose your entire investment in the securities.

Also, the market price of your securities prior to the stated maturity date may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities.

The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the coupons (if any) and return on the securities will be based on the performance of the underlying index, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series E Program — How the Notes Rank Against Other Debt” on page S-4 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer— Guarantee by The Goldman Sachs Group, Inc.” on page 42 of the accompanying prospectus.

You May Not Receive a Coupon on Any Coupon Payment Date

If the index closing value on the related coupon observation date is less than the coupon threshold level, you will not receive a coupon payment on the applicable coupon payment date. If the index closing value is less than the coupon threshold level on every coupon observation date, the overall return you earn on your securities will be zero or less and such return will be less than you would have earned by investing in a security that bears interest at the prevailing market rate.

We Are Able to Redeem Your Securities at Our Option

On each coupon payment date commencing on the coupon payment date occurring on April 2, 2019 and ending on the coupon payment date occurring on July 3, 2025, we will be permitted to redeem your securities at our option. Furthermore, our option to redeem your securities may adversely affect the value of your securities. It is our sole option whether to redeem your securities prior to maturity and we may or may not exercise this option for any reason. Many factors may influence the likelihood of your securities being redeemed.  In general, we will be more likely to redeem the securities when we expect the index

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closing value to be at or above the coupon threshold level on the next coupon observation date.  On the other hand, we will be less likely to redeem the securities when we expect the index closing value to be below the coupon threshold level on the next coupon observation date, such that you will receive no coupons and/or that you may suffer a significant loss on your initial investment in the securities at maturity. Because of this redemption option, the term of your securities could be anywhere between six months and seven years. No further payments will be made on the securities if they are redeemed.

The Coupon Does Not Reflect the Actual Performance of the Underlying Index from the Pricing Date to Any Coupon Observation Date or from Coupon Observation Date to Coupon Observation Date and Investors Will Not Participate in Any Appreciation of the Underlying Index

The coupon for each quarterly coupon payment date is different from, and may be less than, a coupon determined based on the percentage difference of the index closing values between the pricing date and any coupon observation date or between two coupon observation dates. You will not participate in any appreciation of the underlying index, and the return on the securities will be limited to the coupons, if any, that are paid with respect to each coupon observation date.  Accordingly, the coupons, if any, on the securities may be less than the return you could earn on another instrument linked to the underlying index that pays coupons based on the performance of either underlying index from the pricing date to any coupon observation date or from coupon observation date to coupon observation date.

The Return on Your Securities May Change Significantly Despite Only a Small Change in the Value of the Underlying Index

If your securities are not redeemed and the final index value is less than the downside threshold level, you will receive less than the stated principal amount of your securities and you could lose all or a substantial portion of your investment in the securities. This means that while a drop of up to 40.00% between the initial index value and the final index value will not result in a loss of principal on the securities, a decrease in the final index value to less than 60.00% of the initial index value will result in a loss of a significant portion of the stated principal amount of the securities despite only a small change in the value of the underlying index.

The Return on Your Securities Will Not Reflect Any Dividends Paid on the Underlying Index Stocks

The underlying index publisher calculates the value of an underlying index by reference to the prices of its underlying index stocks, without taking account of the value of dividends paid on those stocks. Therefore, the return on your securities will not reflect the return you would realize if you actually owned the underlying index stocks and received the dividends paid on those stocks. You will not receive any dividends that may be paid on any of the underlying index stocks by the underlying index stock issuer. See “—Investing in the securities is Not Equivalent to Investing in the Underlying Index; You Have No Shareholder Rights or Rights to Receive Any Underlying Index Stock” below for additional information.

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Securities

The original issue price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such expected estimated value on the pricing date is set forth above under “Estimated Value of Your Securities”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Securities”) will decline to

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zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the pricing date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your securities as of the time the terms of your securities are set on the pricing date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured security with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. is not obligated to make a market in the securities. See “— Your Securities May Not Have an Active Trading Market” below.

The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your securities, including:

•                  the value of the underlying index;

•                  the volatility – i.e., the frequency and magnitude of changes – in the index closing values of the underlying index;

•                  the dividend rates of the underlying index stocks;

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•                  economic, financial, regulatory, political, military and other events that affect stock markets generally and the underlying index stocks, and which may affect the index closing values of the underlying index;

•                  interest rates and yield rates in the market;

•                  the time remaining until your securities mature; and

•                  our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

These factors, and many other factors, will influence the price you will receive if you sell your securities before maturity, including the price you may receive for your securities in any market making transaction. If you sell your securities before maturity, you may receive less than the principal amount of your securities or the amount you may receive at maturity.

You cannot predict the future performance of the underlying index based on its historical performance. The actual performance of the underlying index over the life of the offered securities or the payment at maturity may bear little or no relation to the historical index closing values of the underlying index or to the hypothetical examples shown elsewhere in this pricing supplement.

Your Securities May Not Have an Active Trading Market

Your securities will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your securities. Even if a secondary market for your securities develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your securities in any secondary market could be substantial.

If the Value of the Underlying Index Changes, the Market Value of Your Securities May Not Change in the Same Manner

The price of your securities may move quite differently than the performance of the underlying index. Changes in the values of the underlying index may not result in a comparable change in the market value of your securities. Even if the value of the underlying index increases above the downside threshold level during some portion of the life of the securities, the market value of your securities may not reflect this amount. We discuss some of the reasons for this disparity under “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” above.

Anticipated Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Securities and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Securities

Goldman Sachs expects to hedge our obligations under the securities by purchasing listed or over-the-counter options, futures and/or other instruments linked to the underlying index. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlying index or the underlying index stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the valuation date for your securities. Alternatively, Goldman Sachs may hedge all or part of our obligations under the securities with unaffiliated distributors of the securities which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other index-linked securities whose returns are linked to changes in the value of the underlying index or the underlying index stocks, as applicable.

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to

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achieve a variety of objectives, including: permitting other purchasers of the securities or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the securities; hedging the exposure of Goldman Sachs to the securities including any interest in the securities that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the securities.

Any of these hedging or other activities may adversely affect the value of the underlying index — directly or indirectly by affecting the value of the underlying index stocks — and therefore the market value of your securities and the amount we will pay on your securities, if any. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the securities. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the securities, and may receive substantial returns on hedging or other activities while the value of your securities declines. In addition, if the distributor from which you purchase securities is to conduct hedging activities in connection with the securities, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the securities to you in addition to the compensation they would receive for the sale of the securities.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients, Could Negatively Impact Investors in the Securities

Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indexes, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your securities, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the securities.

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your securities, or similar or linked to the underlying index or underlying index stocks. Investors in the securities should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the securities for liquidity, research coverage or otherwise.

The Policies of the Underlying Index Publisher and Changes That Affect the Underlying Index or the Underlying Index Stocks Comprising the Underlying Index Could Affect the Payment at Maturity and the Market Value of the Securities

The policies of the underlying index publisher concerning the calculation of the value of the underlying index, additions, deletions or substitutions of underlying index stocks and the manner in which changes affecting the underlying index stocks or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the value of the underlying index, could affect the value of the underlying index

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and, therefore, the payment on a coupon payment date or at maturity and the market value of your securities before a coupon payment date or the stated maturity date. The payment on a coupon payment date or at maturity and the market value of your securities could also be affected if the underlying index publisher changes these policies, for example, by changing the manner in which it calculates the underlying index value or if the underlying index publisher discontinues or suspends calculation or publication of the value of the underlying index, in which case it may become difficult to determine the market value of your securities. If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the index closing value of the underlying index on any such date — and thus the payment on a coupon payment date or at maturity — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the closing index value on any index business day and the coupon or payment on a coupon payment date or at maturity more fully under “Supplemental Terms of the Notes — Discontinuance or Modification of an Underlying” and “— Role of Calculation Agent” on page S-28 of the accompanying general terms supplement no. 1,735.

Investing in the Securities is Not Equivalent to Investing in the Underlying Index; You Have No Shareholder Rights or Rights to Receive Any Underlying Index Stock

Investing in your securities is not equivalent to investing in the underlying index and will not make you a holder of any of the underlying index stocks. Neither you nor any other holder or owner of your securities will have any rights with respect to the underlying index stocks, including voting rights, any right to receive dividends or other distributions, any rights to make a claim against the underlying index stocks or any other rights of a holder of the underlying index stocks. Your securities will be paid in cash and you will have no right to receive delivery of any underlying index stocks.

We May Sell an Additional Aggregate Stated Principal Amount of the Securities at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate stated principal amount of the securities subsequent to the date of this pricing supplement. The issue price of the securities in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

If You Purchase Your Securities at a Premium to Stated Principal Amount, the Return on Your Investment Will Be Lower Than the Return on Securities Purchased at Stated Principal Amount and the Impact of Certain Key Terms of the Securities Will be Negatively Affected

The payment at maturity will not be adjusted based on the issue price you pay for the securities. If you purchase securities at a price that differs from the stated principal amount of the securities, then the return on your investment in such securities held to the stated maturity date will differ from, and may be substantially less than, the return on securities purchased at stated principal amount. If you purchase your securities at a premium to stated principal amount and hold them to the stated maturity date the return on your investment in the securities will be lower than it would have been had you purchased the securities at stated principal amount or a discount to stated principal amount.

An Investment in the Offered Securities Is Subject to Risks Associated with Foreign Securities

The value of your securities is linked to an underlying index that is comprised of stocks from one or more foreign securities markets. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

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The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country’s geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government’s economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. The United Kingdom has voted to leave the European Union (popularly known as “Brexit”). The effect of Brexit is uncertain, and Brexit has and may continue to contribute to volatility in the prices of securities of companies located in Europe and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Your Securities May Be Subject to an Adverse Change in Tax Treatment in the Future

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as your securities that are currently characterized as pre-paid derivative contracts, and any such guidance could adversely affect the tax treatment and the value of your securities. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of Federal Income Tax Consequences” on page S-95 of the accompanying general terms supplement no. 1,735. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of Federal Income Tax Consequences” on page S-95 of the accompanying general terms supplement no. 1,735 unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

United States Alien Holders Should Consider the Withholding Tax Implications of Owning the Securities

The Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any contingent quarterly coupon payments and any amounts a United States alien holder receives upon the sale, exchange, redemption or maturity of the securities, could be collected via withholding. If these regulations were to apply to the securities, we may be required to withhold such taxes if any U.S.-source dividends are paid on the stocks included in the underlying index during the term of the securities. We could also require a United States alien holder to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to any contingent quarterly coupon payment or the maturity of the securities in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to the United States alien holder’s potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial

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instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2021, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your securities, your securities will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for United States alien holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Securities, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Securities to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your securities.

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The Underlying Index

The EURO STOXX 50® Index

The EURO STOXX 50® Index is a free-float market capitalization-weighted index of 50 European blue-chip stocks and was created by and is sponsored and maintained by STOXX Limited. Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial index value of 1,000 at December 31, 1991. The value of the EURO STOXX 50® Index is disseminated on the STOXX Limited website. STOXX Limited is under no obligation to continue to publish the index and may discontinue publication of it at any time. Additional information regarding the EURO STOXX 50® Index may be obtained from the STOXX Limited website: stoxx.com. We are not incorporating by reference the website or any material it includes in this pricing supplement.

The top ten constituent stocks of the EURO STOXX 50® Index as of September 26, 2018, by weight, are: Total S.A. (6.10%), SAP SE (4.82%), Siemens AG (3.92%), Sanofi (3.54%), Allianz SE (3.48%), LVMH Moët Hennessy Louis Vuitton SE (3.38%), Banco Santander S.A. (2.99%), BASF SE (2.99%), Unilever N.V. (2.98%) and Bayer AG (2.95%); constituent weights may be found at stoxx.com/download/indices/factsheets/SX5GT.pdf under “Factsheets and Methodologies” and are updated periodically. We are not incorporating by reference the website or any material it includes in this pricing supplement.

As of September 26, 2018, the sixteen industry sectors which comprise the EURO STOXX 50® Index represent the following weights in the index: Automobiles & Parts (4.22%), Banks (11.91%), Chemicals (6.44%), Construction & Materials (2.88%), Food & Beverage (4.50%), Health Care (10.26%), Industrial Goods & Services (11.08%), Insurance (6.71%), Media (0.91%), Oil & Gas (7.85%), Personal & Household Goods (9.99%), Real Estate (1.01%), Retail (3.65%), Technology (10.27%), Telecommunications (4.37%) and Utilities (3.98%); industry weightings may be found at stoxx.com/download/indices/factsheets/SX5GT.pdf under “Factsheets and Methodologies” and are updated periodically. Percentages may not sum to 100% due to rounding. Sector designations are determined by the underlying index publisher using criteria it has selected or developed. Index publishers may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices with different index publishers may reflect differences in methodology as well as actual differences in the sector composition of the indices.

As of September 26, 2018, the eight countries which comprise the EURO STOXX 50® Index represent the following weights in the index: Belgium (2.70%), Finland (1.10%), France (39.20%), Germany (30.76%), Ireland (0.99%), Italy (4.86%), Netherlands (10.29%) and Spain (10.10%); country weightings may be found at stoxx.com/download/indices/factsheets/SX5GT.pdf under “Factsheets and Methodologies” and are updated periodically.

The above information supplements the description of the underlying index found in the accompanying general terms supplement no. 1,735. This information was derived from information prepared by the underlying index publisher, however, the percentages we have listed above are approximate and may not match the information available on the underlying index publisher’s website due to subsequent corporation actions or other activity relating to a particular stock. For more details about the underlying index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underlyings — EURO STOXX 50® Index” on page S-75 of the accompanying general terms supplement no. 1,735.

The EURO STOXX 50® is the intellectual property of STOXX Limited, Zurich, Switzerland and/or its licensors (“Licensors”), which is used under license. The securities or other financial instruments based on the underlying index are in no way sponsored, endorsed, sold or promoted by STOXX and its Licensors and neither STOXX nor its Licensors shall have any liability with respect thereto.

September 2018

GS Finance Corp Contingent Income Callable Securities Based on the Value of the EURO STOXX 50® Index due October 2, 2025 Principal at Risk Securities

Historical Index Closing Values

The index closing value has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the index closing value during any period shown below is not an indication that the underlying index is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical index closing values as an indication of the future performance of the underlying index. We cannot give you any assurance that the future performance of the underlying index or the underlying index stocks will result in your receiving any coupon payments or receiving an amount greater than the outstanding principal amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying index. Before investing in the offered securities, you should consult publicly available information to determine the values of the underlying index between the date of this pricing supplement and the date of your purchase of the offered securities. The actual performance of the underlying index over the life of the offered securities, as well as the payment at maturity, if any, may bear little relation to the historical index closing values shown below.

The table below shows the high, low and period end index closing values of the EURO STOXX 50® Index for each of the four calendar quarters in 2013, 2014, 2015, 2016, 2017 and the first three calendar quarters in 2018 (through September 28, 2018). We obtained the index closing values listed in the tables below from Bloomberg Financial Services, without independent verification.

Historical Quarterly High, Low and Period End Index Closing Values of the Underlying Index

	High	Low	Period End
2013
Quarter ended March 31	2,749.27	2,570.52	2,624.02
Quarter ended June 30	2,835.87	2,511.83	2,602.59
Quarter ended September 30	2,936.20	2,570.76	2,893.15
Quarter ended December 31	3,111.37	2,902.12	3,109.00
2014
Quarter ended March 31	3,172.43	2,962.49	3,161.60
Quarter ended June 30	3,314.80	3,091.52	3,228.24
Quarter ended September 30	3,289.75	3,006.83	3,225.93
Quarter ended December 31	3,277.38	2,874.65	3,146.43
2015
Quarter ended March 31	3,731.35	3,007.91	3,697.38
Quarter ended June 30	3,828.78	3,424.30	3,424.30
Quarter ended September 30	3,686.58	3,019.34	3,100.67
Quarter ended December 31	3,506.45	3,069.05	3,267.52
2016
Quarter ended March 31	3,178.01	2,680.35	3,004.93
Quarter ended June 30	3,151.69	2,697.44	2,864.74
Quarter ended September 30	3,091.66	2,761.37	3,002.24
Quarter ended December 31	3,290.52	2,954.53	3,290.52
2017
Quarter ended March 31	3,161.55	2,979.48	3,160.69
Quarter ended June 30	3,276.11	3,105.46	3,122.17
Quarter ended September 30	3,594.85	3,388.22	3,594.85
Quarter ended December 31	3,697.40	3,503.96	3,503.96
2018
Quarter ended March 31	3,672.29	3,278.72	3,361.50

September 2018

GS Finance Corp Contingent Income Callable Securities Based on the Value of the EURO STOXX 50® Index due October 2, 2025 Principal at Risk Securities

	High	Low	Period End
Quarter ended June 30	3,592.18	3,340.35	3,395.60
Quarter ending September 30 (through September 28, 2018)	3,527.18	3,293.36	3,399.20

The graph below shows the daily historical index closing values from January 1, 2007 through September 28, 2018. We obtained the index closing values in the graph below from Bloomberg Financial Services, without independent verification.

September 2018

GS Finance Corp Contingent Income Callable Securities Based on the Value of the EURO STOXX 50® Index due October 2, 2025 Principal at Risk Securities

Additional Information About the Securities

This section is meant as a summary and should be read in conjunction with the section entitled “Supplemental Terms of the Notes” on page S-16 of the accompanying general terms supplement no. 1,735. This pricing supplement supersedes any conflicting provisions of the accompanying general terms supplement no. 1,735.

Please read this information in conjunction with the final terms on the front cover of this pricing supplement.

Additional Provisions:
Underlying index publisher:	STOXX Limited
Denominations:	$1,000 and integral multiples of $1,000 in excess thereof
Regular record date:	The scheduled business day immediately preceding the day on which payment is to be made (as such payment date may be adjusted)
Postponement of valuation date:	As described under “Supplemental Terms of the Notes — Valuation Date” on page S-16 of the accompanying general terms supplement no. 1,735.
Postponement of coupon observation dates:	As described under “Supplemental Terms of the Notes — Coupon Observation Dates” on page S-25 of the accompanying general terms supplement no. 1,735.
Postponement of stated maturity date:	As described under “Supplemental Terms of the Notes — Stated Maturity Date” on page S-16 of the accompanying general terms supplement no. 1,735
Postponement of coupon payment dates:	As described under “Supplemental Terms of the Notes — Coupon Payment Dates” on page S-25 of the accompanying general terms supplement no. 1,735
Specified currency:	U.S. dollars (“$”)
Index closing value:

As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Closing Value, Index Closing Value and ETF Closing Price” on page S-31 of the accompanying general terms supplement no. 1,735

Business day:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Business Day” on page S-30 of the accompanying general terms supplement no. 1,735
Index business day:

As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Underlying Business Day, Index Business Day and ETF Business Day” on page S-30 of the accompanying general terms supplement no. 1,735

FDIC:	The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank
Tax considerations:

You will be obligated pursuant to the terms of the securities — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize each security for all tax purposes as an income-bearing pre-paid derivative contract in respect of the underlying index, as described under “Supplemental Discussion of Federal Income Tax Consequences” on page S-95 of the accompanying general terms supplement no. 1,735. Pursuant to this approach, it is the opinion of Sidley Austin LLP that it is likely that any contingent quarterly coupon payment will be taxed as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.  If you are a United States alien holder of the securities, we intend to withhold on contingent quarterly coupon payments made to you at a 30% rate or a lower rate specified by an applicable income tax treaty.  In addition, upon the sale, exchange, redemption or maturity of your securities, it would be reasonable for you to recognize capital gain or loss

September 2018

GS Finance Corp Contingent Income Callable Securities Based on the Value of the EURO STOXX 50® Index due October 2, 2025 Principal at Risk Securities

equal to the difference, if any, between the amount you receive at such time (excluding amounts attributable to any contingent quarterly coupon payment) and your tax basis in your securities. Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to FATCA withholding. However, according to published guidance, the withholding tax described above will not apply to payments of gross proceeds from the sale, exchange, redemption or other disposition of the securities made before January 1, 2019.

Trustee:	The Bank of New York Mellon
Calculation agent:	GS&Co.
Use of proceeds and hedging:	As described under “Use of Proceeds” and “Hedging” on page S-94 of the accompanying general terms supplement no. 1,735
ERISA:	As described under “Employee Retirement Income Security Act” on page S-102 of the accompanying general terms supplement no. 1,735
Supplemental plan of distribution; conflicts of interest:

As described under “Supplemental Plan of Distribution” on page S-103 of the accompanying general terms supplement no. 1,735 and “Plan of Distribution — Conflicts of Interest” on page 94 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $20,000.

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate stated principal amount of the offered securities specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the securities to the public at the original issue price set forth on the cover page of this pricing supplement. Morgan Stanley Smith Barney LLC (Morgan Stanley Wealth Management), acting as dealer for the offering, will receive a selling concession of $35.00, or 3.50% of the principal amount, for each security it sells. Morgan Stanley Wealth Management has informed us that it intends to internally allocate at Morgan Stanley Wealth Management $5.00 of the selling concession, or 0.50% of the principal amount, for each security as a structuring fee. GS&Co. will receive an underwriting discount of $3.75, or 0.375% of the principal amount, for each security. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We will deliver the securities against payment therefor in New York, New York on October 3, 2018. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the securities. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan

September 2018

GS Finance Corp Contingent Income Callable Securities Based on the Value of the EURO STOXX 50® Index due October 2, 2025 Principal at Risk Securities

Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).
About Your Securities:

The securities are notes that are part of the Medium-Term Notes, Series E program of GS Finance Corp., and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

•                  General terms supplement no. 1,735 dated July 10, 2017

•                  Prospectus supplement dated July 10, 2017

•                  Prospectus dated July 10, 2017

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your securities.

Validity of the Securities and Guarantee:

In the opinion of Sidley Austin LLP, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the securities offered by this pricing supplement have been executed and issued by GS Finance Corp., the related guarantee offered by this pricing supplement has been executed and issued by The Goldman Sachs Group, Inc., and such securities have been authenticated by the trustee pursuant to the indenture, and such securities and the guarantee have been delivered against payment as contemplated herein, (a) such securities will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) such related guarantee will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated July 10, 2017, which has been filed as Exhibit 5.6 to the registration statement on Form  S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on July 10, 2017.

September 2018

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this pricing supplement, the accompanying general terms supplement no. 1,735, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This pricing supplement, the accompanying general terms supplement no. 1,735, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this pricing supplement, the accompanying general terms supplement no. 1,735, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

$3,704,000

GS Finance Corp.

Contingent Income Callable Securities Based on the Value of the EURO STOXX 50® Index due October 2, 2025

Principal at Risk Securities

Goldman Sachs & Co. LLC